Exhibit 32

CERTIFICATIONS OF CEO AND CFO REQUIRED BY RULE 13a-14(b) OR RULE
15d-14(b) AND SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE U.S. CODE

I certify, to the best of my knowledge, that the Quarterly Report on Form 10-Q for the period ended
September 30, 2014, of Norfolk Southern Corporation fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Norfolk Southern Corporation.

Signed:	/s/ Charles W. Moorman
Charles W. Moorman
Chairman and Chief Executive Officer
Norfolk Southern Corporation

Dated: October 22, 2014

I certify, to the best of my knowledge, that the Quarterly Report on Form 10-Q for the period ended September 30, 2014, of Norfolk Southern Corporation fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Norfolk Southern Corporation.

Signed:	/s/ Marta R. Stewart
Marta R. Stewart
Executive Vice President Finance and Chief Financial Officer
Norfolk Southern Corporation

Dated: October 22, 2014